   As filed with the Securities and Exchange Commission on September 10, 1998

                                                      Registration No. 333-_____

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           FRISCH'S RESTAURANTS, INC.
             (Exact name of registrant as specified in its charter)

             Ohio                                     31-0523213
--------------------------------        ---------------------------------------
   (State of Incorporation)               (I.R.S. Employer Identification No.)

         2800 Gilbert Avenue, Cincinnati, Ohio            45206
--------------------------------------------------------------------------------
        (Address of Principal Executive Offices)        (Zip Code)


                    ----------------------------------------


              FRISCH'S RESTAURANTS, INC. EMPLOYEE STOCK OPTION PLAN
                            (Full Title of the Plan)

                    ----------------------------------------

                         W. Gary King, Secretary-Counsel
                           Frisch's Restaurants, Inc.
                               2800 Gilbert Avenue
                             Cincinnati, Ohio 45206
                                 (513) 559-5299
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                    ----------------------------------------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
                                                            Proposed                    Proposed
         Title of                Amount                      maximum                     maximum
        securities                to be                     offering                    aggregate                   Amount of
          to be                registered                     price                     offering                  registration
        registered                 (1)                    per share (2)                 price (2)                      fee
---------------------------------------------------------------------------------------------------------------------------------


Common Stock, no                1,000,000                    $9.1875                    $9,187,500                  $2710.31
par value                        shares


=================================================================================================================================

(1) This registration statement also covers such indeterminable number of additional shares of Common Stock of Frisch's Restaurants, Inc. as may become issuable with respect to all or any of such shares pursuant to antidilution provisions in the plan.

(2) Inserted solely for purposes of computing the registration fee and based, pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the average of the high and low sales prices of the Common Stock on September 4, 1998, on the American Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference
------------------------------------------------

              The documents listed below are incorporated by reference into and made a part of this registration statement. In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

              (a) The registrant's annual report on Form 10-K for the fiscal year ended May 31, 1998;

              (b)    All other reports filed by the registrant pursuant to
                     Section 13(a) or 15(d) of the Exchange Act since May 31, 1998; and

              (c) The description of the registrant's Common Stock contained in its registration statement under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 4.  Description of Securities
----------------------------------

              Not applicable.

Item 5.  Interests of Named Experts and Counsel
-----------------------------------------------

              The validity of the securities offered hereby has been passed upon for the registrant by W. Gary King, Esq., 2800 Gilbert Avenue, Cincinnati, Ohio 45206, who is regularly employed by the registrant as Secretary-Counsel.

Item 6.  Indemnification of Directors and Officers
--------------------------------------------------

              The Code of Regulations of the registrant generally provides that the registrant shall indemnify each director or officer, and each former director and officer, against expenses actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding by reason of the person being or having been a director or officer, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no unreasonable cause to believe his or her conduct was unlawful. Such indemnification is in addition to, and not exclusive of, any other rights to which the indemnified person may be entitled under the Ohio General Corporation Law or the registrant's Articles of Incorporation or Code of Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise. The registrant also has policies of insurance which insure officers and directors against certain liabilities and expenses incurred by them in such capacities.

Item 7.  Exemption from Registration Claimed
--------------------------------------------

              Not applicable.

Item 8.  Exhibits
-----------------

5             Opinion of Counsel
23.1          Consent of Grant Thornton LLP
23.2          Consent of Counsel (included in Exhibit 5)
24            Power of Attorney

Item 9.  Undertakings
---------------------

       *(a)       The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       *(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       *(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




----------------------------


*Paragraph references correspond to those of Regulation S-K, Item 512.

                                   SIGNATURES

 The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio as of the 10th day of September, 1998.

                                             FRISCH'S RESTAURANTS, INC.


                                             By: /s/ Craig F. Maier
                                                  ------------------------------
                                                  Craig F. Maier
                                                  President and Chief
                                                  Executive Officer


 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 10th day of September, 1998.


 Signature                                                    Title
 ---------                                                    -----

 /s/ Jack C. Maier*                                   Chairman of the Board
--------------------------------------
 Jack C. Maier


 /s/ Craig F. Maier                                   President, Chief Executive Officer and Director
--------------------------------------                (principal executive officer)
 Craig F. Maier


/s/ Donald H. Walker                                  Vice President-Finance and Treasurer
--------------------------------------                (principal financial and accounting officer)
Donald H. Walker


/s/ Daniel W. Geeding*                                Director
--------------------------------------
Daniel W. Geeding


/s/ Christopher B. Hewett*                            Director
--------------------------------------
Christopher B. Hewett


/s/ Malcolm M. Knapp*                                 Director
--------------------------------------
Malcolm M. Knapp

/s/ Blanche F. Maier*                                 Director
--------------------------------------
Blanche F. Maier


/s/ William A. Mauch*                                 Director
--------------------------------------
William A. Mauch


                                                      Director
--------------------------------------
Barry S. Nussbaum


                                                      Director
--------------------------------------
Jerry L. Ruyan

*Pursuant to Power of Attorney


By:/s/ W. Gary King
   -----------------------------------
   W. Gary King, Attorney-in-Fact